UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2015

OCERA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0150

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2015, Ocera Therapeutics, Inc. (the “Company”) and its direct wholly-owned subsidiary Ocera Subsidiary, Inc. (“Ocera Subsidiary”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance LLC (“Oxford”) and Silicon Valley Bank (“SVB”) (collectively, the “Lenders”). The Loan Agreement provides for up to $20 million in new term loans (the “Term Loan Facility”), $10 million of which was funded on July 30, 2015. The remaining $10 million is available for draw until December 31, 2016 at the Company’s discretion, subject to achievement of certain financial and clinical milestones.
The term loan repayment schedule provides for interest only payments (i) through either March 1, 2017 or September 1, 2017 with respect to the first $10 million of the term loans, depending on whether the remaining term loans have been funded within a certain period set forth in the Loan Agreement, and (ii) through September 1, 2016 with respect to the remaining $10 million of term loans, in each case followed by consecutive equal monthly payments of principal and interest in arrears starting on such dates and continuing through the maturity date of August 1, 2019. The Loan Agreement provides for an interest rate equal to the greater of (i) 8.275% or (ii) the sum of the thirty-day U.S. LIBOR rate for five days prior to the funding date of the applicable term loan plus 8.085%. The Loan Agreement also provides for a final interest payment equal to 3.0% of the original principal amount of the first $10 million in term loans and 1.325% of the original principal amount of the remaining $10 million in term loans, or $432,500, which is due when the term loan becomes due or upon the prepayment of the facility. The Company has the option to prepay the outstanding balance of the term loan in full, subject to a prepayment fee of 1% to 3% depending upon when the prepayment occurs. The Term Loan Facility matures on August 1, 2019.
The Term Loan Facility is secured by substantially all of the assets of the Company and Ocera Subsidiary, except that the collateral does not include any intellectual property held by the Company, Ocera Subsidiary or their respective subsidiaries, or any securities in Tranzyme Holdings, ULC owned or held of record by the Company. However, pursuant to the terms of a negative pledge arrangement, the Company has agreed not to encumber any of the intellectual property of the Company or its subsidiaries. The Loan Agreement contains customary representations, warranties and covenants by the Company, which covenants limit the Company’s ability to convey, sell, lease, transfer, assign or otherwise dispose of certain of the Company’s assets; engage in any business other than the businesses currently engaged in by the Company or reasonably related thereto; liquidate or dissolve; make certain management changes; undergo certain change of control events; create, incur, assume, or be liable with respect to certain indebtedness; grant certain liens; pay dividends and make certain other restricted payments; make certain investments; enter into any material transactions with any affiliates, with certain exceptions; make payments on any subordinated debt; and permit certain of the Company’s subsidiaries to maintain, own or otherwise hold any material assets or conduct any business operations other than as disclosed to the Lenders. In addition, subject to certain exceptions, the Company and Ocera Subsidiary are required to maintain with SVB their respective primary deposit accounts, securities accounts and commodity accounts.
The Loan Agreement also contains customary indemnification obligations and customary events of default, including, among other things, the Company’s failure to fulfill certain of its obligations under the Loan Agreement, the occurrence of a material adverse change, a material impairment of the prospect of repayment of any portion of the loan, or a material impairment in the perfection or priority of the Lenders’ lien in the collateral or in the value of such collateral. In the event of default by the Company under the Loan Agreement, the Lenders would be entitled to exercise their remedies thereunder, including the right to accelerate the debt, upon which the Company may be required to repay all amounts then outstanding under the Loan Agreement.

In connection with the Loan Agreement, the Company agreed to issue warrants to each of Oxford and SVB to purchase that number of shares of the Company’s common stock equal to 4% of the amount loaned under the Loan Agreement by Oxford and SVB, respectively, divided by the average closing price of the Company’s common stock for the 10 trading days prior to funding, which average closing price is also the exercise price per share for the warrants. At the initial funding of the Term Loan Facility on July 30, 2015, the Company issued to Oxford a warrant to purchase an aggregate of 48,840 shares of the Company’s common stock (the “Oxford Warrant”) and to SVB a warrant to purchase 48,840 shares of the Company’s common stock (the “SVB Warrant” and, together with the Oxford Warrant, the “Warrants”). The exercise price for each Warrant is $4.095 per share. The Warrants are immediately exercisable, and excluding certain mergers or acquisitions, will expire on July 30, 2025.

The Oxford Warrant, the SVB Warrant and the Loan Agreement, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, to this Current Report on Form 8-K, are incorporated herein by reference. The foregoing description of the Term Loan Facility, the Oxford Warrant, the SVB Warrant and the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated by reference herein and made a part hereof.

Item 3.02 Unregistered Sales of Equity Securities.

The information above in Item 1.01 is incorporated herein by reference.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants contain representations to support the Company’s reasonable belief that each of the recipients of such securities had access to information concerning the Company’s operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

  (d)          Exhibits

Exhibit No.	Description

4.1	Warrant to Purchase Stock dated as of July 30, 2015 issued by the Company to Oxford Finance LLC.
4.2	Warrant to Purchase Stock dated as of July 30, 2015 issued by the Company to Silicon Valley Bank.
10.1	Loan and Security Agreement dated as of July 30, 2015 by and among the Company, Ocera Subsidiary, Inc., Oxford Finance LLC and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2015	Ocera Therapeutics, Inc.

	By:	/s/ Linda S. Grais, M.D.
Name: Linda S. Grais, M.D.
Title: President and Chief Executive Officer